CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses, and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information, which are included in Post-Effective Amendment Number 21 to the Registration Statement (Form N-1A, No. 33-81800) of the Variable Insurance Funds and to the use of our report dated February 14, 2003, incorporated by reference therein.

                                                                                                        ERNST & YOUNG LLP

/s/ Ernst & Young LLP

Columbus, Ohio
April 25, 2003